UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): December 15, 2005

                            GP Strategies Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                  1-7234                                  13-1926739
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         (Commission File Number)              (IRS Employer Identification No.)


     777 Westchester Avenue, White Plains, NY               10604
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     (Address of Principal Executive Offices)              (Zip Code)

                             (914) 249-9700
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))



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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

         (c) On December 15, 2005, GP Strategies Corporation (the "Company") named Sharon Esposito-Mayer as Chief Financial Officer. Ms. Esposito-Mayer has held various positions with the Company's wholly-owned subsidiary, General Physics Corporation ("GPC"), since joining GPC in 1995, including Director of Finance from 1997 to 2000, Vice President of Finance from 2001 to 2004 and Executive Vice President of Finance from 2004 until the present. She is a graduate of Pennsylvania State University and earned an M.B.A. from Loyola College in Baltimore, MD. Ms. Esposito-Mayer is 39.

         GPC and Ms. Esposito-Mayer are parties to a two-year employment agreement, terminating in 2007. Under the employment agreement, Ms. Esposito-Mayer's base annual salary is $180,000, with annual increases to be determined by the Board of Directors of GPC of not less than the greater of 3% and the percentage increase in the consumer price index for the prior year. GPC is also required to provide Ms. Esposito-Mayer with an automobile. Upon her initial entry into the employment agreement, Ms. Esposito-Mayer was granted under the Company's incentive stock plan 23,000 stock units of the Company's common stock. Upon the occurrence of a change in control of the Company or a sale of the Company (as defined), all stock options to purchase common stock of the Company previously granted to Ms. Esposito-Mayer will become vested and exercisable and all stock units previously granted to Ms. Esposito-Mayer will be immediately paid in unrestricted shares of common stock of the Company.

         GPC may terminate the employment agreement (i) upon Ms. Esposito-Mayer's disability, (ii) if Ms. Esposito-Mayer shall be convicted, plead guilty, or enter a plea of nolo contendere to a felony or crime of moral turpitude, (iii) if Ms. Esposito-Mayer shall commit any act or omit to take any action in bad faith and to the detriment of GPC, or (iv) if Ms. Esposito-Mayer willfully and continually fails to perform her duties or obligations under the employment agreement. If the employment agreement is terminated by GPC in accordance with the foregoing, GPC is required to pay Ms. Esposito-Mayer her full salary and provide benefits through the date her employment is terminated. If Ms. Esposito-Mayer's employment is terminated by her death, GPC is required to pay to her estate her full salary for the remainder of the calendar month and for the next two calendar months.

         Ms. Esposito-Mayer can terminate the employment agreement for "Just Cause," which is deemed to have occurred if she resigns within 30 days after GPC, without Ms. Esposito-Mayer's consent, imposes any significant change in her functions, duties, or responsibilities that is not consistent with her being an executive of GPC or fails to make any material payment or provide any material benefit under the employment agreement or after GPC breaches any other term of the employment agreement. If Ms. Esposito-Mayer terminates the employment agreement for Just Cause or GPC terminates the employment agreement other than


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for the reasons specified above, then GPC will pay Ms. Esposito-Mayer her salary and will maintain her benefits for the remaining term of the employment agreement or 6 months, whichever is longer. Generally, payment of such severance benefits is conditioned upon Ms. Esposito-Mayer's compliance with certain non-competition, non-solicitation, and confidentiality obligations.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GP Strategies Corporation



Date: December 21, 2005                     Andrea D. Kantor
                                            Executive Vice President and
                                            and General Counsel




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